Exhibit 4.21

DESCRIPTION OF THE REGISTRANT’S SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF THE
SECURITIES EXCHANGE ACT OF 1934

Nasdaq, Inc. (the “Company”) has five classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(1)Common Stock, par value $0.01 per share (“Common Stock”);

(2)4.500% Senior Notes due 2032;

(3)0.900% Senior Notes due 2033;

(4)0.875% Senior Notes due 2030; and

(5)1.75% Senior Notes due 2029.

As used in this summary, the terms “Nasdaq,” “the Company,” “we,” “our,” and “us” refer solely to Nasdaq, Inc. and not its subsidiaries, unless otherwise specified.

Description of Common Stock

The following is a description of the material terms and provisions relating to our common stock. Because it is a summary, the following description is not complete and is subject to and qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, as amended, or Certificate, our By-Laws, each of which is incorporated by reference as an exhibit to the Annual Report on Form 10-K, and provisions of Delaware law, which define the rights of our stockholders.

As of December 31, 2023, 900,000,000 shares of our common stock were authorized.

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders except that no person may exercise voting rights in respect of any shares in excess of 5% of the then outstanding shares of our Common Stock. Subject to certain additional conditions, this limitation does not apply to persons exempted from this limitation by our Board of Directors prior to the time such person owns more than 5.0% of the then-outstanding shares of our common stock.

At any meeting of our stockholders, a majority of the votes entitled to be cast will constitute a quorum for such meeting.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for them. In the event of our liquidation, dissolution, or winding-up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are fully paid and non-assessable. Future dividends, if any, will be determined by our board of directors.

Certain Provisions of our Certificate and By-Laws

Some provisions of our Certificate and By-Laws, which provisions are summarized below, may be deemed to have an anti-takeover effect and may delay, defer, or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Advance Notice Requirements for Stockholder Proposals and Directors Nominations

Our by-laws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, that in the event that the annual meeting is called for a date that is not within 30 days before or 70 days after such anniversary date, notice by the stockholder in order to be timely must be received not earlier than 120 days prior to the meeting and not later than the later of 90 days prior to the meeting and the close of business on the 10th day following the date on which notice of the date of the annual meeting was first publicly announced by Nasdaq. In the case of a special meeting of stockholders called for the purpose of electing directors, notice by the stockholder in order to be timely must be received not earlier than 120 days prior to the meeting and not later than the later of 90 days prior to the meeting or the close of business on the 10th day following the day on which public disclosure of the date of the special meeting and our nominees was first made. In addition, our by-laws specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual or special meeting of stockholders.

Proxy Access

Our by-laws include a proxy access provision that permits a stockholder, or a group of stockholders, owning at least three percent of our outstanding shares of common stock continuously for at least three years to nominate and include in the proxy materials for an annual meeting of stockholders director nominees constituting up to the greater of two individuals and 25% of the total number of directors then in office, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in the by-laws.
Stockholder Action

Our Certificate provides that stockholders are not entitled to act by written consent in lieu of a meeting.

Right to Call Special Meeting

Our by-laws provide that stockholders representing 15% or more of our outstanding shares can convene a special meeting of stockholders.

Amendments; Vote Requirements

The General Corporation Law of the State of Delaware provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation, unless a corporation’s certificate of incorporation requires a greater percentage. Our Certificate imposes majority voting requirements in connection with stockholder amendments to the by-laws and in connection with the amendment of certain provisions of the Certificate, including those provisions of the Certificate relating to the limitations on voting rights of certain persons, removal of directors and prohibitions on stockholder action by written consent.

Authorized But Unissued Shares

The authorized but unissued shares of our common stock will be available for future issuance without stockholder approval in most cases. These additional shares may be utilized for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock could render more difficult, or discourage, an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Delaware Business Combination Statute

We are organized under Delaware law. Delaware law generally prohibits a publicly-held or widely-held corporation from engaging in a “business combination” with an “interested stockholder” for three years after the stockholder becomes an interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or, in some cases, within three years, did own) directly or indirectly 15% or more of the corporation’s outstanding voting stock. A “business combination” includes a merger, asset sale or other transaction that results in a financial benefit to the interested stockholder. However, Delaware law does not prohibit these business combinations if:

1.before the stockholder becomes an interested stockholder, the corporation’s board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

2.after the transaction that results in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the corporation’s outstanding voting stock (excluding certain shares); or

3.the corporation’s board approves the business combination and the holders of at least two-thirds of the corporation’s outstanding voting stock that the interested stockholder does not own authorize the business combination at a meeting of stockholders.

Stockholders’ Agreements

Investor AB

On December 14, 2022, we entered into an amendment to our stockholders’ agreement with Investor AB (the “Amended Stockholders’ Agreement”), amending the original stockholders’ agreement that was entered into between Nasdaq and Investor AB on December 16, 2010.

The Amended Stockholders’ Agreement reinstated Investor AB’s right to propose for nomination one person, reasonably acceptable to our Nominating & ESG Committee, for election to our Board of Directors so long as Investor AB continues to beneficially own at least 10% of the outstanding common stock of Nasdaq. We are obligated by the terms of the Amended Stockholders’ Agreement to (i) include the Investor AB designee as a nominee to the Board of Directors on each slate of nominees for election to the Board of Directors proposed by management of Nasdaq, (ii) recommend the election of the Investor AB designee to our stockholders and (iii) otherwise use our reasonable best efforts (which shall include the solicitation of proxies) to cause the Investor AB designee to be elected to the Board of Directors.

The foregoing summary of the Amended Stockholders’ Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended Stockholders’ Agreement, which was filed as Exhibit 4.1 to Nasdaq’s Current Report on Form 8-K filed on December 16, 2022.

Thoma Bravo

In connection with our acquisition of Adenza Holdings, Inc. (“Adenza”) on November 1, 2023, we entered into a Stockholders’ Agreement with Adenza Parent, LP (“Seller”), and Thoma Bravo, LP (“Thoma Bravo” and together with Seller, the “Seller Parties”), dated as of November 1, 2023 (the “Stockholders’ Agreement”), pursuant to which the Seller Parties agreed to be subject to a lock-up with respect to the transfer of the shares of our common stock issued to the Seller on the closing of the acquisition, with 50% of such shares released from the lock-up on the six-month anniversary of the closing of the acquisition and the remaining 50% of such shares released from the lock-up on the 18-month anniversary of the closing of the acquisition (subject to certain exceptions).

The Stockholders’ Agreement further provides that the Seller Parties will be entitled to propose for nomination one director for election to our Board of Directors (with the initial nominee to be Mr. Holden Spaht), and such right will exist for so long as the Seller Parties and their controlled affiliates continue to beneficially own at least 10% of the shares of Nasdaq common stock outstanding as of November 1, 2023.

In addition, the Seller Parties have agreed to be subject to a standstill obligation, including a restriction on acquiring shares in excess of 19.99% of the outstanding Nasdaq common stock on a fully diluted basis, subject to certain exceptions, for at least two years following the closing date.

The foregoing description of the Stockholders’ Agreement does not purport to be complete and is qualified in its entirety by the full text of the Stockholders’ Agreement, which was filed as Exhibit 4.1 to Nasdaq’s Current Report on Form 8-K filed on November 3, 2023.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare. Its address is 480 Washington Boulevard, Jersey City, New Jersey 07310 and its telephone number is (800) 736-3001.

Listing

Our common stock is listed on The Nasdaq Stock Market under the trading symbol “NDAQ.”

Description of the 4.500% Senior Notes due 2032

The 4.500% Senior Notes due 2032 (the “2032 Notes”) were issued under an indenture, dated as of June 7, 2013 (the “base indenture”) between Nasdaq, Inc. and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and a nineteenth supplemental indenture dated as of June 28, 2023 (the “supplemental indenture” and, together with the base indenture, the “indenture”) by and among Nasdaq, Computershare Trust Company, N.A., as trustee, as successor to Wells Fargo Bank, (the “Trustee”) and HSBC Bank USA, National Association, as paying agent, registrar and transfer agent. The indenture is publicly available at www.sec.gov.

We issued €750 million aggregate principal amount of the 2032 Notes on June 28, 2023.

This summary is subject to, and qualified in its entirety by reference to, all the provisions of the 2032 Notes and the indenture, including definitions of certain terms used therein.

General

The 2032 Notes:

•are senior unsecured obligations of ours;

•rank equally in right of payment with all of our other senior unsecured indebtedness from time to time outstanding, commercial paper issuances and indebtedness under our credit facility;

•are structurally subordinated in right of payment to all existing and future obligations of our subsidiaries, including claims with respect to trade payables; and

•are effectively subordinated in right of payment to all of our existing and future secured indebtedness and other secured obligations to the extent of the value of the collateral securing any such indebtedness and other obligations.

The 2032 Notes were issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Principal, Maturity and Interest

The 2032 Notes will bear interest at a rate of 4.500% per year. Interest on the Notes is payable annually in arrears on February 15 of each year, beginning on February 15, 2024, and will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the 2032 Notes (or the settlement date if no interest has been paid or duly provided for on the 2032 Notes), to but excluding the next date on which interest is paid or duly provided for. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. Interest on the 2032 Notes will accrue from and including the settlement date and will be paid to holders of record on the day immediately prior to the applicable interest payment date.

The 2032 Notes will mature on February 15, 2032. On the maturity date of the 2032 Notes, the holders will be entitled to receive 100% of the principal amount of such 2032 Notes. The 2032 Notes will not have the benefit of any sinking fund.

If any interest payment date, redemption date or maturity date falls on a day that is not a business day, then the relevant payment may be made on the next succeeding business day and no interest will accrue because of such delayed payment. With respect to the 2032 Notes, when we use the term “business day” we mean any day except a Saturday, a Sunday or a day on which banking institutions in the applicable place of payment are authorized or required by law, regulation or executive order to close.

Claims against the Company for payment of principal, interest and additional amounts, if any, on the 2032 Notes will become void unless presentment for payment is made (where so required under the indenture) within, in the case of principal and additional amounts, if any, a period of ten years or, in the case of interest, a period of five years, in each case from the applicable original date of payment therefor.

Euro Notes—Issuance in Euros

Initial holders of the 2032 Notes paid for the 2032 Notes in euros, and principal, premium, if any, and interest payments and additional amounts, if any, in respect of the 2032 Notes will be payable in euros. If, on or after the date of this prospectus supplement, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or the euro is no longer used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the 2032 Notes will be made in U.S. dollars until the euro is again available to us or so used.

The amount payable on any date in euros will be converted to U.S. dollars on the basis of the most recently available market exchange rate for euros as determined by us in our sole discretion. Any payment in respect of the 2032 Notes so made in U.S. dollars will not constitute an event of default under the indenture or the 2032 Notes. Neither the trustee nor the paying agent will be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

Ranking

The 2032 Notes are general unsecured obligations of ours and will rank equally with all of our existing and future unsubordinated obligations.

Holders of any secured indebtedness and other secured obligations of the Company will have claims that are prior to your claims as holders of the 2032 Notes, to the extent of the value of the assets securing such indebtedness and other obligations, in the event of any bankruptcy, liquidation or similar proceeding.

Further Issues

The 2032 Notes constituted a separate series of debt securities under the indenture, limited to €750 million. Under the indenture, we may, without the consent of the holders of the 2032 Notes, issue additional 2032 Notes of the same or a different series from time to time in the future in an unlimited aggregate principal amount; provided that if any such additional 2032 Notes are not fungible with the 2032 Notes offered hereby (or any other tranche of additional 2032 Notes) for U.S. federal income tax purposes, then such additional 2032 Notes will have different ISIN and/or Common Code numbers than the Notes offered hereby (and any such other tranche of additional 2032 Notes). The 2032 Notes and any additional 2032 Notes of the same series would rank equally and ratably and would be treated as a single class for all purposes under the indenture. This means that, in circumstances where the indenture provides for the holders of debt securities of any series to vote or take any action, any of the outstanding 2032 Notes, as well as any additional 2032 Notes that we may issue by reopening such series, will vote or take action as a single class.

Redemption

Optional Redemption

The 2032 Notes will be redeemable, in whole at any time or in part from time to time, at our option, prior to December 15, 2031, at a redemption price (the “make-whole redemption price”) equal to the greater of (i) 100% of the principal amount of the 2032 Notes and (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the 2032 Notes (exclusive of interest accrued and unpaid as of the date of redemption), discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Bund Rate (as defined below), plus 35 basis points, plus accrued and unpaid interest thereon to the date of redemption. However, if the redemption date is after a record date and on or prior to a corresponding interest payment date, the interest will be paid on the redemption date to the holder of record on the record date.

Notwithstanding the foregoing, at any time on or after December 15, 2031 (three months before their maturity date), the 2032 Notes will be redeemable, in whole or in part, at our option and at any time or from time to time, at a redemption price equal to 100% of the principal amount of the 2032 Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Notice of any redemption will be mailed at least 10 days, but not more than 60 days, before the redemption date to each registered holder of 2032 Notes to be redeemed. Once notice of redemption is mailed, the 2032 Notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to, but not including, the redemption date. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the 2032 Notes (or portion thereof) to be redeemed on such redemption date.

“Bund Rate” means, with respect to any redemption date, the rate per annum equal to the annual equivalent yield to maturity of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such redemption date.

“Comparable German Bund Issue” means that German Bundesanleihe security selected by the Quotation Agent as having a maturity comparable to the remaining term of the 2032 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate notes of comparable maturity to the remaining term of the Notes.

“Comparable German Bund Price” means, with respect to any redemption date, (i) the average of four Reference German Bund Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference German Bund Dealer Quotations or (ii) if the Quotation Agent obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations.

“Quotation Agent” means a Reference German Bund Dealer appointed by us.

“Reference German Bund Dealer” means any dealer of German Bundesanleihe securities selected by us in good faith.

“Reference German Bund Dealer Quotations” means, with respect to each Reference German Bund Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference German Bund Dealer at 3:30 p.m., Frankfurt, Germany time, on the third business day preceding such redemption date.

If we elect to redeem less than all of the 2032 Notes, and such 2032 Notes are at the time represented by a global note, then the depositary will select by lot the particular interests to be redeemed. If we elect to redeem less than all of the 2032 Notes, and any of such 2032 Notes are not represented by a global note, then the trustee will select the particular 2032 Notes to be redeemed in a manner it deems appropriate and fair (and the depositary will select by lot the particular interests in any global note to be redeemed).

We may at any time, and from time to time, purchase the 2032 Notes at any price or prices in the open market or otherwise.

Repurchase upon Change of Control Triggering Event

If a Change of Control Triggering Event (as defined below) occurs with respect to the 2032 Notes, unless we have exercised our right to redeem the 2032 Notes, we will be required to make an offer to repurchase all or, at the holder’s option, any part (equal to €100,000 or any integral multiple of €1,000 in excess thereof) of each holder’s 2032 Notes pursuant to the offer described below (the “Change of Control Offer”).

In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of 2032 Notes repurchased plus accrued and unpaid interest, if any, on the 2032 Notes repurchased to, but not including, the date of purchase (the “Change of Control Payment”).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of us and our Subsidiaries taken as a whole to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”) other than us or one of our subsidiaries; (2) the approval by the holders of our common stock of any plan or proposal for our liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or Group becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of our Voting Stock; or (4) the first day on which a majority of the members of our board of directors are not Continuing Directors.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) we become a direct or indirect wholly owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no Person or Group (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event (as such term is defined in the indenture) occurring in respect of that Change of Control.

“Continuing Directors” means, as of any date of determination, any member of our board of directors who (1) was a member of our board of directors on the date of the issuance of the 2032 Notes; or (2) was nominated or approved for election, elected or appointed to our board of directors with the approval of a majority of the Continuing Directors who were members of our board of directors at the time of such nomination, approval, election or appointment (either by a specific vote or by approval of the proxy statement issued by us in which such member was named as a nominee for election as a director).

“Person” means any individual, firm, limited liability company, corporation, partnership, association, joint venture, tribunal, trust, government or political subdivision or agency or instrumentality thereof, or any other entity or organization and includes a “person” as used in Section 13(d)(3) of the Exchange Act.

      “Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

The definition of “Change of Control” includes a phrase relating to the sale, transfer, conveyance or other disposition of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, your ability to require us to purchase your 2032 Notes as a result of the sale, transfer, conveyance or other disposition of less than all of our assets may be uncertain.

Certain Covenants

The indenture contains, among others, restrictive covenants regarding (i) our ability to consolidate or merge with another entity or to sell, transfer or otherwise convey all or substantially all of our assets to another entity, (ii) create or permit certain significant subsidiaries to create or permit to exist certain liens and (iii) certain sale and lease-back transactions involving certain subsidiaries.

Events of Default

Holders of the 2032 Notes will have specified rights if an Event of Default (as defined below) occurs. The term “Event of Default” in respect of the 2032 Notes means any of the following:

(1)	we do not pay interest on any of the 2032 Notes within 30 days of its due date;

(2)	we fail to pay the principal (or premium, if any) of any 2033 Note, when such principal becomes due and payable, at maturity, upon acceleration, upon redemption or otherwise;

(3)	we fail to comply with certain covenants under the indenture;

(4)
we remain in breach of a covenant or warranty in respect of the indenture or 2032 Notes (other than a covenant included in the indenture solely for the benefit of debt securities of another series) for 90 days after we receive a written notice of default, which notice must be sent by either the trustee or holders of at least 25% in principal amount of the outstanding 2032 Notes;

(5)	we file for bankruptcy, or other events of bankruptcy, insolvency or reorganization specified in the indenture;

(6)
we default on any indebtedness of ours or of a significant subsidiary having an aggregate amount of at least $200,000,000, constituting a default either of payment of principal when due and payable or which results in acceleration of the indebtedness unless the default has been cured or waived or the indebtedness discharged in full within 60 days after we have been notified of the default by the trustee or holders of at least 25% of the outstanding 2032 Notes; or

(7)	one or more final judgments for the payment of money in an aggregate amount in excess of $200,000,000 above available insurance or indemnity coverage shall be rendered against us or any significant subsidiary and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed.

If an Event of Default (other than an Event of Default specified in clause (5) above) with respect to the 2032 Notes has occurred, the trustee or the holders of at least 25% in principal amount of the 2032 Notes may declare the entire unpaid principal amount of (and premium, if any), and all the accrued interest on, the Notes to be due and immediately payable. This is called a declaration of acceleration of maturity. There is no action on the part of the trustee or any holder of the 2032 Notes required for such declaration if the Event of Default is the Company’s bankruptcy, insolvency or reorganization. Holders of a majority in principal amount of the 2032 Notes may also waive certain past defaults under the indenture with respect to the 2032 Notes on behalf of all of the holders of the 2032 Notes. A declaration of acceleration of maturity may be canceled, under specified circumstances, by the holders of at least a majority in principal amount of the 2032 Notes and the trustee.

Except in cases of default, where the trustee has special duties, the trustee is not required to take any action under the indenture at the request of holders unless the holders offer the trustee protection from expenses and liability satisfactory to the trustee. If an indemnity satisfactory to the trustee is provided, the holders of a majority in principal amount of 2032 Notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances specified in the indenture. No delay or omission in exercising any right or remedy will be treated as a waiver of the right, remedy or Event of Default.

Modification of the Indenture and Waiver of Rights of Holders

Under certain circumstances, we can make changes to the indenture and the 2032 Notes. Some types of changes require the approval of each holder of 2032 Notes, some require approval by a vote of a majority of the holders of the 2032 Notes, and some changes do not require any approval at all.
Description of the 0.900% Senior Notes Due 2033

The 0.900% Senior Notes due 2033 (the “2033 Notes”) were issued under an indenture, dated as of June 7, 2013 (the “base indenture”) between Nasdaq, Inc. and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and a twelfth supplemental indenture dated as of July 30, 2021 (the “supplemental indenture” and, together with the base indenture, the “indenture”) by and among Nasdaq, the Trustee and HSBC Bank USA, National Association, as registrar and transfer agent. The indenture is publicly available at www.sec.gov.

We issued €615 million aggregate principal amount of the 2033 Notes on July 30, 2021.

This summary is subject to, and qualified in its entirety by reference to, all the provisions of the 2033 Notes and the indenture, including definitions of certain terms used therein.

General

The 2033 Notes:

•are senior unsecured obligations of ours;

•rank equally in right of payment with all of our other senior unsecured indebtedness from time to time outstanding, commercial paper issuances and indebtedness under our credit facility;

•are structurally subordinated in right of payment to all existing and future obligations of our subsidiaries, including claims with respect to trade payables; and

•are effectively subordinated in right of payment to all of our existing and future secured indebtedness and other secured obligations to the extent of the value of the collateral securing any such indebtedness and other obligations.

The 2033 Notes were issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Principal, Maturity and Interest

The 2033 Notes will bear interest at a rate of 0.900% per year. Interest on the Notes is payable annually in arrears on July 30 of each year, beginning on July 30, 2022, and will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the 2033 Notes (or the settlement date if no interest has been paid or duly provided for on the 2033 Notes), to but excluding the next date on which interest is paid or duly provided for. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. Interest on the 2033 Notes will accrue from and including the settlement date and will be paid to holders of record on the day immediately prior to the applicable interest payment date.

The 2033 Notes will mature on July 30, 2033. On the maturity date of the 2033 Notes, the holders will be entitled to receive 100% of the principal amount of such 2033 Notes. The 2033 Notes will not have the benefit of any sinking fund.

If any interest payment date, redemption date or maturity date falls on a day that is not a business day, then the relevant payment may be made on the next succeeding business day and no interest will accrue because of such delayed payment. With respect to the 2033 Notes, when we use the term “business day” we mean any day except a Saturday, a Sunday or a day on which banking institutions in the applicable place of payment are authorized or required by law, regulation or executive order to close.

Claims against the Company for payment of principal, interest and additional amounts, if any, on the 2033 Notes will become void unless presentment for payment is made (where so required under the indenture) within, in the case of principal and additional amounts, if any, a period of ten years or, in the case of interest, a period of five years, in each case from the applicable original date of payment therefor.

Euro Notes—Issuance in Euros

Initial holders of the 2033 Notes paid for the 2033 Notes in euros, and principal, premium, if any, and interest payments and additional amounts, if any, in respect of the 2033 Notes will be payable in euros. If, on or after the date of this prospectus supplement, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or the euro is no longer used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the 2033 Notes will be made in U.S. dollars until the euro is again available to us or so used.

The amount payable on any date in euros will be converted to U.S. dollars on the basis of the most recently available market exchange rate for euros as determined by us in our sole discretion. Any payment in respect of the 2033 Notes so made in U.S. dollars will not constitute an event of default under the indenture or the 2033 Notes. Neither the trustee nor the paying agent will be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

Ranking

The 2033 Notes are general unsecured obligations of ours and will rank equally with all of our existing and future unsubordinated obligations.

Holders of any secured indebtedness and other secured obligations of the Company will have claims that are prior to your claims as holders of the 2033 Notes, to the extent of the value of the assets securing such indebtedness and other obligations, in the event of any bankruptcy, liquidation or similar proceeding.

Further Issues

The 2033 Notes constituted a separate series of debt securities under the indenture, limited to €615 million. Under the indenture, we may, without the consent of the holders of the 2033 Notes, issue additional 2033 Notes of the same or a different series from time to time in the future in an unlimited aggregate principal amount; provided that if any such additional 2033 Notes are not fungible with the 2033 Notes offered hereby (or any other tranche of additional 2033 Notes) for U.S. federal income tax purposes, then such additional 2033 Notes will have different ISIN and/or Common Code numbers than the Notes offered hereby (and any such other tranche of additional 2033 Notes). The 2033 Notes and any additional 2033 Notes of the same series would rank equally and ratably and would be treated as a single class for all purposes under the indenture. This means that, in circumstances where the indenture provides for the holders of debt securities of any series to vote or take any action, any of the outstanding 2033 Notes, as well as any additional 2033 Notes that we may issue by reopening such series, will vote or take action as a single class.

Redemption

Optional Redemption

The 2033 Notes will be redeemable, in whole at any time or in part from time to time, at our option, prior to April 30, 2033, at a redemption price (the “make-whole redemption price”)

equal to the greater of (i) 100% of the principal amount of the 2033 Notes and (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the 2033 Notes (exclusive of interest accrued and unpaid as of the date of redemption), discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Bund Rate (as defined below), plus 20 basis points, plus accrued and unpaid interest thereon to the date of redemption. However, if the redemption date is after a record date and on or prior to a corresponding interest payment date, the interest will be paid on the redemption date to the holder of record on the record date.

Notwithstanding the foregoing, at any time on or after April 30, 2033 (three months before their maturity date), the 2033 Notes will be redeemable, in whole or in part, at our option and at any time or from time to time, at a redemption price equal to 100% of the principal amount of the 2033 Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Notice of any redemption will be mailed at least 10 days, but not more than 60 days, before the redemption date to each registered holder of 2033 Notes to be redeemed. Once notice of redemption is mailed, the 2033 Notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to, but not including, the redemption date. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the 2033 Notes (or portion thereof) to be redeemed on such redemption date.

“Bund Rate” means, with respect to any redemption date, the rate per annum equal to the annual equivalent yield to maturity of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such redemption date.

“Comparable German Bund Issue” means that German Bundesanleihe security selected by the Quotation Agent as having a maturity comparable to the remaining term of the 2033 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate notes of comparable maturity to the remaining term of the Notes.

“Comparable German Bund Price” means, with respect to any redemption date, (i) the average of four Reference German Bund Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference German Bund Dealer Quotations or (ii) if the Quotation Agent obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations.

“Quotation Agent” means a Reference German Bund Dealer appointed by us.

“Reference German Bund Dealer” means any dealer of German Bundesanleihe securities selected by us in good faith.

“Reference German Bund Dealer Quotations” means, with respect to each Reference German Bund Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference German Bund Dealer at 3:30 p.m., Frankfurt, Germany time, on the third business day preceding such redemption date.

If we elect to redeem less than all of the 2033 Notes, and such 2033 Notes are at the time represented by a global note, then the depositary will select by lot the particular interests to be redeemed. If we elect to redeem less than all of the 2033 Notes, and any of such 2033 Notes are not represented by a global note, then the trustee will select the particular 2033 Notes to be redeemed in a manner it deems appropriate and fair (and the depositary will select by lot the particular interests in any global note to be redeemed).

We may at any time, and from time to time, purchase the 2033 Notes at any price or prices in the open market or otherwise.

Repurchase upon Change of Control Triggering Event

If a Change of Control Triggering Event (as defined below) occurs with respect to the 2033 Notes, unless we have exercised our right to redeem the 2033 Notes, we will be required to make an offer to repurchase all or, at the holder’s option, any part (equal to €100,000 or any integral multiple of €1,000 in excess thereof) of each holder’s 2033 Notes pursuant to the offer described below (the “Change of Control Offer”).

In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of 2033 Notes repurchased plus accrued and unpaid interest, if any, on the 2033 Notes repurchased to, but not including, the date of purchase (the “Change of Control Payment”).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of us and our Subsidiaries taken as a whole to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”) other than us or one of our subsidiaries; (2) the approval by the holders of our common stock of any plan or proposal for our liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or Group becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of our Voting Stock; or (4) the first day on which a majority of the members of our board of directors are not Continuing Directors.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) we become a direct or indirect wholly owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no Person or Group (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event (as such term is defined in the indenture) occurring in respect of that Change of Control.

“Continuing Directors” means, as of any date of determination, any member of our board of directors who (1) was a member of our board of directors on the date of the issuance of the 2033 Notes; or (2) was nominated or approved for election, elected or appointed to our board of directors with the approval of a majority of the Continuing Directors who were members of our board of directors at the time of such nomination, approval, election or appointment (either by a specific vote or by approval of the proxy statement issued by us in which such member was named as a nominee for election as a director).

“Person” means any individual, firm, limited liability company, corporation, partnership, association, joint venture, tribunal, trust, government or political subdivision or agency or instrumentality thereof, or any other entity or organization and includes a “person” as used in Section 13(d)(3) of the Exchange Act.

      “Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

The definition of “Change of Control” includes a phrase relating to the sale, transfer, conveyance or other disposition of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, your ability to require us to purchase your 2033 Notes as a result of the sale, transfer, conveyance or other disposition of less than all of our assets may be uncertain.

Certain Covenants

The indenture contains, among others, restrictive covenants regarding (i) our ability to consolidate or merge with another entity or to sell, transfer or otherwise convey all or substantially all of our assets to another entity, (ii) create or permit certain significant subsidiaries to create or permit to exist certain liens and (iii) certain sale and lease-back transactions involving certain subsidiaries.

Events of Default

Holders of the 2033 Notes will have specified rights if an Event of Default (as defined below) occurs. The term “Event of Default” in respect of the 2033 Notes means any of the following:

(1)	we do not pay interest on any of the 2033 Notes within 30 days of its due date;

(2)	we fail to pay the principal (or premium, if any) of any 2033 Note, when such principal becomes due and payable, at maturity, upon acceleration, upon redemption or otherwise;

(3)	we fail to comply with certain covenants under the indenture;

(4)
we remain in breach of a covenant or warranty in respect of the indenture or 2033 Notes (other than a covenant included in the indenture solely for the benefit of debt securities of another series) for 90 days after we receive a written notice of default, which notice must be sent by either the trustee or holders of at least 25% in principal amount of the outstanding 2033 Notes;

(5)	we file for bankruptcy, or other events of bankruptcy, insolvency or reorganization specified in the indenture;

(6)
we default on any indebtedness of ours or of a significant subsidiary having an aggregate amount of at least $200,000,000, constituting a default either of payment of principal when due and payable or which results in acceleration of the indebtedness unless the default has been cured or waived or the indebtedness discharged in full within 60 days after we have been notified of the default by the trustee or holders of at least 25% of the outstanding 2033 Notes; or

(7)	one or more final judgments for the payment of money in an aggregate amount in excess of $200,000,000 above available insurance or indemnity coverage shall be rendered against us or any significant subsidiary and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed.

If an Event of Default (other than an Event of Default specified in clause (5) above) with respect to the 2033 Notes has occurred, the trustee or the holders of at least 25% in principal amount of the 2033 Notes may declare the entire unpaid principal amount of (and premium, if any), and all the accrued interest on, the Notes to be due and immediately payable. This is called a declaration of acceleration of maturity. There is no action on the part of the trustee or any holder of the 2033 Notes required for such declaration if the Event of Default is the Company’s bankruptcy, insolvency or reorganization. Holders of a majority in principal amount of the 2033 Notes may also waive certain past defaults under the indenture with respect to the 2033 Notes on behalf of all of the holders of the 2033 Notes. A declaration of acceleration of maturity may be canceled, under specified circumstances, by the holders of at least a majority in principal amount of the 2033 Notes and the trustee.

Except in cases of default, where the trustee has special duties, the trustee is not required to take any action under the indenture at the request of holders unless the holders offer the trustee protection from expenses and liability satisfactory to the trustee. If an indemnity satisfactory to the trustee is provided, the holders of a majority in principal amount of 2033 Notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances specified in the indenture. No delay or omission in exercising any right or remedy will be treated as a waiver of the right, remedy or Event of Default.

Modification of the Indenture and Waiver of Rights of Holders

Under certain circumstances, we can make changes to the indenture and the 2033 Notes. Some types of changes require the approval of each holder of 2033 Notes, some require approval by a vote of a majority of the holders of the 2033 Notes, and some changes do not require any approval at all.
Description of the 0.875% Senior Notes Due 2030

The 0.875% Senior Notes due 2030 (the “2030 Notes”) were issued under an indenture, dated as of June 7, 2013 (the “base indenture”) between Nasdaq, Inc. and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and a seventh supplemental indenture dated as of February 13, 2020 (the “supplemental indenture” and, together with the base indenture, the “indenture”). The indenture is publicly available at www.sec.gov.

We issued €600 million aggregate principal amount of the 2030 Notes on February 13, 2020.

This summary is subject to, and qualified in its entirety by reference to, all the provisions of the 2030 Notes and the indenture, including definitions of certain terms used therein.

General

The 2030 Notes:

•are senior unsecured obligations of ours;

•rank equally in right of payment with all of our other senior unsecured indebtedness from time to time outstanding, commercial paper issuances and indebtedness under our credit facility;

•are structurally subordinated in right of payment to all existing and future obligations of our subsidiaries, including claims with respect to trade payables; and

•are effectively subordinated in right of payment to all of our existing and future secured indebtedness and other secured obligations to the extent of the value of the collateral securing any such indebtedness and other obligations.

The 2030 Notes were issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Principal, Maturity and Interest

The 2030 Notes will bear interest at a rate of 0.875% per year. Interest on the Notes is payable annually in arrears on February 13 of each year, beginning on February 13, 2021, and will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the 2030 Notes (or the settlement date if no interest has been paid or duly provided for on the 2030 Notes), to but excluding the next date on which interest is paid or duly provided for. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. Interest on the 2030 Notes will accrue from and including the settlement date and will be paid to holders of record on the day immediately prior to the applicable interest payment date.

The 2030 Notes will mature on February 13, 2030. On the maturity date of the 2030 Notes, the holders will be entitled to receive 100% of the principal amount of such 2030 Notes. The 2030 2030 Notes will not have the benefit of any sinking fund.

If any interest payment date, redemption date or maturity date falls on a day that is not a business day, then the relevant payment may be made on the next succeeding business day and no interest will accrue because of such delayed payment. With respect to the 2030 Notes, when we use the term “business day” we mean any day except a Saturday, a Sunday or a day on which banking institutions in the applicable place of payment are authorized or required by law, regulation or executive order to close.

Claims against the Company for payment of principal, interest and additional amounts, if any, on the 2030 Notes will become void unless presentment for payment is made (where so required under the indenture) within, in the case of principal and additional amounts, if any, a period of ten years or, in the case of interest, a period of five years, in each case from the applicable original date of payment therefor.

Euro Notes—Issuance in Euros

Initial holders of the 2030 Notes paid for the 2030 Notes in euros, and principal, premium, if any, and interest payments and additional amounts, if any, in respect of the 2030 Notes will be payable in euros. If, on or after the date of this prospectus supplement, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or the euro is no longer used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the 2030 Notes will be made in U.S. dollars until the euro is again available to us or so used.

The amount payable on any date in euros will be converted to U.S. dollars on the basis of the most recently available market exchange rate for euros as determined by us in our sole discretion. Any payment in respect of the 2030 Notes so made in U.S. dollars will not constitute an event of default under the indenture or the 2030 Notes. Neither the trustee nor the paying agent will be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

Ranking

The 2030 Notes are general unsecured obligations of ours and will rank equally with all of our existing and future unsubordinated obligations.

Holders of any secured indebtedness and other secured obligations of the Company will have claims that are prior to your claims as holders of the 2030 Notes, to the extent of the value of the assets securing such indebtedness and other obligations, in the event of any bankruptcy, liquidation or similar proceeding.

Further Issues

The 2030 Notes constituted a separate series of debt securities under the indenture, limited to €600 million. Under the indenture, we may, without the consent of the holders of the 2030 Notes, issue additional 2030 Notes of the same or a different series from time to time in the future in an unlimited aggregate principal amount; provided that if any such additional 2030

Notes are not fungible with the 2030 Notes offered hereby (or any other tranche of additional 2030 Notes) for U.S. federal income tax purposes, then such additional 2030 Notes will have different ISIN and/or Common Code numbers than the Notes offered hereby (and any such other tranche of additional 2030 Notes). The 2030 Notes and any additional 2030 Notes of the same series would rank equally and ratably and would be treated as a single class for all purposes under the indenture. This means that, in circumstances where the indenture provides for the holders of debt securities of any series to vote or take any action, any of the outstanding 2030 Notes, as well as any additional 2030 Notes that we may issue by reopening such series, will vote or take action as a single class.

Redemption

Optional Redemption

The 2030 Notes will be redeemable, in whole at any time or in part from time to time, at our option, at a redemption price (the “make-whole redemption price”) equal to the greater of (i) 100% of the principal amount of the 2030 Notes and (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the 2030 Notes (exclusive of interest accrued and unpaid as of the date of redemption), discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Bund Rate (as defined below), plus 20 basis points, plus accrued and unpaid interest thereon to the date of redemption. However, if the redemption date is after a record date and on or prior to a corresponding interest payment date, the interest will be paid on the redemption date to the holder of record on the record date.

Notwithstanding the foregoing, at any time on or after November 13, 2029 (three months before their maturity date), the 2030 Notes will be redeemable, in whole or in part, at our option and at any time or from time to time, at a redemption price equal to 100% of the principal amount of the 2030 Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Notice of any redemption will be mailed at least 30 days, but not more than 60 days, before the redemption date to each registered holder of 2030 Notes to be redeemed. Once notice of redemption is mailed, the 2030 Notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to, but not including, the redemption date. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the 2030 Notes (or portion thereof) to be redeemed on such redemption date.

“Bund Rate” means, with respect to any redemption date, the rate per annum equal to the annual equivalent yield to maturity of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such redemption date.

“Comparable German Bund Issue” means that German Bundesanleihe security selected by the Quotation Agent as having a maturity comparable to the remaining term of the 2030 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate notes of comparable maturity to the remaining term of the Notes.

“Comparable German Bund Price” means, with respect to any redemption date, (i) the average of four Reference German Bund Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference German Bund Dealer Quotations or (ii) if the Quotation Agent obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations.

“Quotation Agent” means a Reference German Bund Dealer appointed by us.

“Reference German Bund Dealer” means any dealer of German Bundesanleihe securities selected by us in good faith.

“Reference German Bund Dealer Quotations” means, with respect to each Reference German Bund Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference German Bund Dealer at 3:30 p.m., Frankfurt, Germany time, on the third business day preceding such redemption date.

If we elect to redeem less than all of the 2030 Notes, and such 2030 Notes are at the time represented by a global note, then the depositary will select by lot the particular interests to be redeemed. If we elect to redeem less than all of the 2030 Notes, and any of such 2030 Notes are not represented by a global note, then the trustee will select the particular 2030 Notes to be redeemed in a manner it deems appropriate and fair (and the depositary will select by lot the particular interests in any global note to be redeemed).

We may at any time, and from time to time, purchase the 2030 Notes at any price or prices in the open market or otherwise.

Repurchase upon Change of Control Triggering Event

If a Change of Control Triggering Event (as defined below) occurs with respect to the 2030 Notes, unless we have exercised our right to redeem the 2030 Notes, we will be required to make an offer to repurchase all or, at the holder’s option, any part (equal to €100,000 or any integral multiple of €1,000 in excess thereof) of each holder’s 2030 Notes pursuant to the offer described below (the “Change of Control Offer”).

In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of 2030 Notes repurchased plus accrued and unpaid interest, if any, on the 2030 Notes repurchased to, but not including, the date of purchase (the “Change of Control Payment”).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of us and our Subsidiaries taken as a whole to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”) other than us or one of our subsidiaries; (2) the approval by the holders of our common stock of any plan or proposal for our liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or Group becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of our Voting Stock; or (4) the first day on which a majority of the members of our board of directors are not Continuing Directors.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) we become a direct or indirect wholly owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no Person or Group (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event (as such term is defined in the indenture) occurring in respect of that Change of Control.

“Continuing Directors” means, as of any date of determination, any member of our board of directors who (1) was a member of our board of directors on the date of the issuance of the 2030 Notes; or (2) was nominated or approved for election, elected or appointed to our board of directors with the approval of a majority of the Continuing Directors who were members of our board of directors at the time of such nomination, approval, election or appointment (either by a specific vote or by approval of the proxy statement issued by us in which such member was named as a nominee for election as a director).

“Person” means any individual, firm, limited liability company, corporation, partnership, association, joint venture, tribunal, trust, government or political subdivision or agency or instrumentality thereof, or any other entity or organization and includes a “person” as used in Section 13(d)(3) of the Exchange Act.

      “Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

The definition of “Change of Control” includes a phrase relating to the sale, transfer, conveyance or other disposition of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, your ability to require us to purchase your 2030 Notes as a result of the sale, transfer, conveyance or other disposition of less than all of our assets may be uncertain.

Certain Covenants

The indenture contains, among others, restrictive covenants regarding (i) our ability to consolidate or merge with another entity or to sell, transfer or otherwise convey all or substantially all of our assets to another entity, (ii) create or permit certain significant subsidiaries to create or permit to exist certain liens and (iii) certain sale and lease-back transactions involving certain subsidiaries.

Events of Default

Holders of the 2030 Notes will have specified rights if an Event of Default (as defined below) occurs. The term “Event of Default” in respect of the 2030 Notes means any of the following:

(1)	we do not pay interest on any of the 2030 Notes within 30 days of its due date;

(2)	we fail to pay the principal (or premium, if any) of any 2030 Note, when such principal becomes due and payable, at maturity, upon acceleration, upon redemption or otherwise;

(3)	we fail to comply with certain covenants under the indenture;

(4)	we remain in breach of a covenant or warranty in respect of the indenture or 2030 Notes (other than a covenant included in the indenture solely for the benefit of debt securities of another series) for 90 days after we receive a written notice of default, which notice must be sent by either the trustee or holders of at least 25% in principal amount of the outstanding 2030 Notes;

(5)	we file for bankruptcy, or other events of bankruptcy, insolvency or reorganization specified in the indenture;

(6)	we default on any indebtedness of ours or of a significant subsidiary having an aggregate amount of at least $150,000,000, constituting a default either of payment of principal when due and payable or which results in acceleration of the indebtedness unless the default has been cured or waived or the indebtedness discharged in full within 60 days after we have been notified of the default by the trustee or holders of at least 25% of the outstanding 2030 Notes; or

(7)	one or more final judgments for the payment of money in an aggregate amount in excess of $150,000,000 above available insurance or indemnity coverage shall be rendered against us or any significant subsidiary and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed.

If an Event of Default (other than an Event of Default specified in clause (5) above) with respect to the 2030 Notes has occurred, the trustee or the holders of at least 25% in principal amount of the 2030 Notes may declare the entire unpaid principal amount of (and premium, if any), and all the accrued interest on, the Notes to be due and immediately payable. This is called a declaration of acceleration of maturity. There is no action on the part of the trustee or any holder of the 2030 Notes required for such declaration if the Event of Default is the Company’s bankruptcy, insolvency or reorganization. Holders of a majority in principal amount of the 2030 Notes may also waive certain past defaults under the indenture with respect to the 2030 Notes on behalf of all of the holders of the 2030 Notes. A declaration of acceleration of maturity may be canceled, under specified circumstances, by the holders of at least a majority in principal amount of the 2030 Notes and the trustee.

Except in cases of default, where the trustee has special duties, the trustee is not required to take any action under the indenture at the request of holders unless the holders offer the trustee protection from expenses and liability satisfactory to the trustee. If an indemnity satisfactory to the trustee is provided, the holders of a majority in principal amount of 2030 Notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances specified in the indenture. No delay or omission in exercising any right or remedy will be treated as a waiver of the right, remedy or Event of Default.

Modification of the Indenture and Waiver of Rights of Holders

Under certain circumstances, we can make changes to the indenture and the 2030 Notes. Some types of changes require the approval of each holder of 2030 Notes, some require approval by a vote of a majority of the holders of the 2030 Notes, and some changes do not require any approval at all.
Description of the 1.75% Senior Notes Due 2029

The 1.75% Senior Notes due 2029 (the “2029 Notes”) were issued under an indenture, dated as of June 7, 2013 (the “base indenture”) between Nasdaq, Inc. and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and a sixth supplemental indenture dated as of April 1, 2019 (the “supplemental indenture” and, together with the base indenture, the “indenture”). The indenture is publicly available at www.sec.gov.

We issued €600 million aggregate principal amount of the 2029 Notes on April 1, 2019.

This summary is subject to, and qualified in its entirety by reference to, all the provisions of the 2029 Notes and the indenture, including definitions of certain terms used therein.

General

The 2029 Notes:

•are senior unsecured obligations;

•rank equally in right of payment with all of our other senior unsecured indebtedness from time to time outstanding, commercial paper issuances and indebtedness under our 2017 credit facility;

•are structurally subordinated in right of payment to all existing and future obligations of our subsidiaries, including claims with respect to trade payables; and

•are effectively subordinated in right of payment to all of our existing and future secured indebtedness and other secured obligations to the extent of the value of the collateral securing any such indebtedness and other obligations.

The 2029 Notes were issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Principal, Maturity and Interest

The 2029 Notes bear interest at a rate of 1.75% per year. Interest on the 2029 Notes is payable annually in arrears on of each year, beginning on March 28, 2020, and is computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the 2029 Notes (or the settlement date if no interest has been paid or duly provided for on the 2029 Notes), to but excluding the next date on which interest is paid or duly provided for. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. Interest on the 2029 Notes accrues from and including the settlement date and will be paid to holders of record on the day immediately prior to the applicable interest payment date.

The 2029 Notes will mature on March 28, 2029. On the maturity date of the 2029 Notes, the holders will be entitled to receive 100% of the principal amount of such 2029 Notes. The 2029 Notes will not have the benefit of any sinking fund.

If any interest payment date, redemption date or maturity date falls on a day that is not a business day, then the relevant payment may be made on the next succeeding business day and no interest will accrue because of such delayed payment. With respect to the 2029 Notes, when we use the term “business day” we mean any day except a Saturday, a Sunday or a day on which banking institutions in the applicable place of payment are authorized or required by law, regulation or executive order to close.

Claims against the Company for payment of principal, interest and additional amounts, if any, on the 2029 Notes will become void unless presentment for payment is made (where so required under the indenture) within, in the case of principal and additional amounts, if any, a period of ten years or, in the case of interest, a period of five years, in each case from the applicable original date of payment therefor.

Euro Notes—Issuance in Euros

Initial holders of the 2029 Notes paid for the 2029 Notes in euros, and principal, premium, if any, and interest payments and additional amounts, if any, in respect of the Notes will be payable in euros. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or the euro is no longer used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the 2029 Notes will be made in U.S. dollars until the euro is again available to us or so used.

The amount payable on any date in euros will be converted to U.S. dollars on the basis of the most recently available market exchange rate for euros as determined by us in our sole discretion. Any payment in respect of the 2029 Notes so made in U.S. dollars will not constitute an event of default under the indenture or the 2029 Notes. Neither the trustee nor the paying agent will be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

Interest Rate Adjustment

The interest rate payable on the 2029 Notes will be subject to adjustment from time to time if either Moody’s or S&P, or, in either case, any substitute rating agency downgrades (or subsequently upgrades) the credit rating assigned to the 2029 Notes.

Ranking

The 2029 Notes are general unsecured obligations of ours and rank equally with all of our existing and future unsubordinated obligations.

Holders of any secured indebtedness and other secured obligations of the Company will have claims that are prior to claims as holders of the 2029 Notes, to the extent of the value of the assets securing such indebtedness and other obligations, in the event of any bankruptcy, liquidation or similar proceeding.

Further Issues

The 2029 Notes constituted a separate series of debt securities under the indenture, limited to €600 million. Under the indenture, we may, without the consent of the holders of the 2029 Notes, issue additional 2029 Notes of the same or a different series from time to time in the future in an unlimited aggregate principal amount; provided, that, if any such additional 2029 Notes are not fungible with the 2029 Notes (or any other tranche of additional 2029 Notes) for U.S. federal income tax purposes, then such additional 2029 Notes will have different ISIN and/or Common Code numbers than the 2029 Notes (and any such other tranche of additional 2029 Notes). The 2029 Notes and any additional 2029 Notes of the same series would rank equally and ratably and would be treated as a single class for all purposes under the indenture. This means that, in circumstances where the indenture provides for the holders of debt securities of any series to vote or take any action, any of the outstanding 2029 Notes, as well as any additional 2029 Notes that we may issue by reopening such series, will vote or take action as a single class.

Redemption

Optional Redemption

The 2029 Notes will be redeemable, in whole at any time or in part from time to time, at our option, at a redemption price (the “make-whole redemption price”) equal to the greater of (i) 100% of the principal amount of the 2029 Notes, and (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the 2029 Notes (exclusive of interest accrued and unpaid as of the date of redemption), discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Bund Rate (as defined below), plus 30 basis points, plus accrued and unpaid interest thereon to the date of redemption. However, if the redemption date is after a record date and on or prior to a corresponding interest payment date, the interest will be paid on the redemption date to the holder of record on the record date.

Notwithstanding the foregoing, at any time on or after December 28, 2028 (three months before their maturity date), the 2029 Notes will be redeemable, in whole or in part, at our option and at any time or from time to time, at a redemption price equal to 100% of the principal amount of the 2029 Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Notice of any redemption will be mailed at least 30 days, but not more than 60 days, before the redemption date to each registered holder of 2029 Notes to be redeemed. Once notice of redemption is mailed, the 2029 Notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to, but not including, the redemption date. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the 2029 Notes (or portion thereof) to be redeemed on such redemption date.

“Bund Rate” means, with respect to any redemption date, the rate per annum equal to the annual equivalent yield to maturity of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such redemption date.

“Comparable German Bund Issue” means that German Bundesanleihe security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate notes of comparable maturity to the remaining term of the Notes.

“Comparable German Bund Price” means, with respect to any redemption date, (i) the average of four Reference German Bund Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference German Bund Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations.

“Quotation Agent” means a Reference German Bund Dealer appointed by us.

“Reference German Bund Dealer” means any dealer of German Bundesanleihe securities selected by us in good faith.

“Reference German Bund Dealer Quotations” means, with respect to each Reference German Bund Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference German Bund Dealer at 3:30 p.m., Frankfurt, Germany time, on the third business day preceding such redemption date.

If we elect to redeem less than all of the 2029 Notes, and such 2029 Notes are at the time represented by a global note, then the depositary will select by lot the particular interests to be redeemed. If we elect to redeem less than all of the 2029 Notes, and any of such 2029 Notes are not represented by a global note, then the trustee will select the particular 2029 Notes to be redeemed in a manner it deems appropriate and fair (and the depositary will select by lot the particular interests in any global note to be redeemed).

We may at any time, and from time to time, purchase the 2029 Notes at any price or prices in the open market or otherwise.

Repurchase upon Change of Control Triggering Event

If a Change of Control Triggering Event (as defined below) occurs with respect to the 2029 Notes, unless we have exercised our right to redeem the 2029 Notes, we are required to make an offer to repurchase all or, at the holder’s option, any part (equal to €100,000 or any integral multiple of €1,000 in excess thereof) of each holder’s 2029 Notes pursuant to the offer described below (the “Change of Control Offer”).

In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of 2029 Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of purchase (the “Change of Control Payment”).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of us and our Subsidiaries taken as a whole to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”) other than us or one of our subsidiaries; (2) the approval by the holders of our common stock of any plan or proposal for our liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or Group becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of our Voting Stock; or (4) the first day on which a majority of the members of our board of directors are not Continuing Directors.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) we become a direct or indirect wholly owned Subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no Person or Group (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event (as such term is defined in the indenture) occurring in respect of that Change of Control.

“Continuing Directors” means, as of any date of determination, any member of our board of directors who (1) was a member of our board of directors on the date of the issuance of the Notes; or (2) was nominated or approved for election, elected or appointed to our board of directors with the approval of a majority of the Continuing Directors who were members of our board of directors at the time of such nomination, approval, election or appointment (either by a specific vote or by approval of the proxy statement issued by us in which such member was named as a nominee for election as a director).

“Person” means any individual, firm, limited liability company, corporation, partnership, association, joint venture, tribunal, trust, government or political subdivision or agency or instrumentality thereof, or any other entity or organization and includes a “person” as used in Section 13(d)(3) of the Exchange Act.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

The definition of “Change of Control” includes a phrase relating to the sale, transfer, conveyance or other disposition of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability to require us to purchase 2029 Notes as a result of the sale, transfer, conveyance or other disposition of less than all of our assets may be uncertain.

Certain Covenants

The indenture contains, among others, restrictive covenants regarding (i) our ability to consolidate or merge with another entity or to sell, transfer or otherwise convey all or substantially all of our assets to another entity; (ii) create or permit certain significant subsidiaries to create or permit to exist certain liens and (iii) certain sale and lease-back transactions involving certain subsidiaries.

Events of Default

Holders of the 2029 Notes will have specified rights if an Event of Default (as defined below) occurs. The term “Event of Default” in respect of the Notes means any of the following:

(1)we do not pay interest on any of the Notes within 30 days of its due date;

(2)we fail to pay the principal (or premium, if any) of any Note, when such principal becomes due and payable, at maturity, upon acceleration, upon redemption or otherwise;

(3)failure by us to comply with the covenants under the indenture;

(4)we remain in breach of a covenant or warranty in respect of the indenture or 2029 Notes (other than a covenant included in the indenture solely for the benefit of debt securities of another series) for 90 days after we receive a written notice of default, which notice must be sent by either the trustee or holders of at least 25% in principal amount of the outstanding 2029 Notes;

(5)we file for bankruptcy, or other events of bankruptcy, insolvency or reorganization specified in the indenture;

(6)we default on any indebtedness of ours or of a significant subsidiary having an aggregate amount of at least $150,000,000, constituting a default either of payment of principal when due and payable or which results in acceleration of the indebtedness unless the default has been cured or waived or the indebtedness discharged in full within 60 days after we have been notified of the default by the trustee or holders of at least 25% of the outstanding 2029 Notes; or

(7)one or more final judgments for the payment of money in an aggregate amount in excess of $150,000,000 above available insurance or indemnity coverage shall be rendered against us or any significant subsidiary and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed.

If an Event of Default (other than an Event of Default specified in clause (5) above) with respect to the 2029 Notes has occurred, the Trustee or the holders of at least 25% in principal amount of the 2029 Notes may declare the entire unpaid principal amount of (and premium, if any), and all the accrued interest on, the Notes to be due and immediately payable. This is called a declaration of acceleration of maturity. There is no action on the part of the trustee or any holder of the 2029 Notes required for such declaration if the Event of Default is the Company’s bankruptcy, insolvency or reorganization. Holders of a majority in principal amount of the Notes may also waive certain past defaults under the indenture with respect to the 2029 Notes on behalf of all of the holders of the 2029 Notes. A declaration of acceleration of maturity may be canceled, under specified circumstances, by the holders of at least a majority in principal amount of the 2029 Notes and the trustee.

Except in cases of default, where the trustee has special duties, the trustee is not required to take any action under the indenture at the request of holders unless the holders offer the trustee protection from expenses and liability satisfactory to the trustee. If an indemnity satisfactory to the trustee is provided, the holders of a majority in principal amount of 2029 Notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances specified in the indenture. No delay or omission in exercising any right or remedy will be treated as a waiver of the right, remedy or Event of Default.

Before holders of the 2029 Notes are allowed to bypass the trustee and bring a lawsuit or other formal legal action or take other steps to enforce their rights or protect their interests relating to the 2029 Notes, the following must occur:

•such holders must give the trustee written notice that an Event of Default has occurred and remains uncured;

•holders of at least 25% in principal amount of the 2029 Notes must make a written request that the trustee take action because of the default and must offer the Trustee indemnity satisfactory to the trustee against the cost and other liabilities of taking that action; and

•the trustee must have failed to take action for 60 days after receipt of the notice and offer of indemnity.

Holders are, however, entitled at any time to bring a lawsuit for the payment of money due on the 2029 Notes on or after the due date.

Modification of the Indenture and Waiver of Rights of Holders

Under certain circumstances, we can make changes to the indenture and the 2029 Notes. Some types of changes require the approval of each holder of 2029 Notes, some require approval by a vote of a majority of the holders of the 2029 Notes, and some changes do not require any approval at all.